Exhibit 99.1

Crescent Capital BDC, Inc. Announces Offering of $50 Million 5.95% Senior Unsecured

Notes Due 2023

LOS ANGELES—(BUSINESS WIRE)—July 30, 2020—Crescent Capital BDC, Inc. (“Crescent BDC”) (NASDAQ: CCAP) today announced that it has agreed to issue $50 million aggregate principal amount of 5.95% senior unsecured notes due July 2023 (the “Notes”).

The Notes will mature on July 30, 2023 and may be redeemed in whole or in part, at Crescent BDC’s option, at any time or from time to time at par plus a “make-whole” premium, if applicable. Crescent BDC intends to use the net proceeds from the issuance to repay indebtedness outstanding under its credit facilities. Crescent BDC may re-borrow under its credit facilities for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The Notes will be issued in two closings. The initial issuance of $25 million of Notes closed today, July 30, 2020. The issuance of the remaining $25 million of Notes is expected to occur on or before October 28, 2020, subject to customary closing conditions.

“We are pleased to close the initial issuance of this transaction which improves Crescent BDC’s financial flexibility and enhances our liquidity position,” said Jason Breaux, Chief Executive Officer of Crescent BDC. “Pro forma for the $50 million of Notes to be issued in this transaction, we have more than $200 million of available liquidity as of June 30, 2020 to pursue attractive new investment opportunities while continuing to proactively support our existing portfolio companies.”

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent Capital Group LP. Crescent BDC is externally managed by Crescent Cap Advisors, a subsidiary of Crescent Capital. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit http://crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent Capital is a global credit investment manager with approximately $28 billion of assets under management. For over 25 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, and private senior, unitranche, and junior debt securities. Crescent Capital is headquartered in Los Angeles with offices in New York, Boston, and London and more than 180 employees globally. For more information about Crescent Capital, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Daniel McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Crescent BDC undertakes no duty to update any forward-looking statements made herein.